Exhibit 99.1

1511 N. Westshore Blvd., Suite 900
Tampa, Florida 33607
(813) 830-7700
www.ablest.com

FOR IMMEDIATE RELEASE	SYMBOL: AIH
Thursday, June 7, 2007	TRADED: AMEX
ABLEST INC. ANNOUNCES STOCKHOLDER APPROVAL OF MERGER
     TAMPA, Fla., June 7, 2007 — Ablest Inc. (Amex: AIH) announced today that its stockholders, voting at a special meeting today, have approved Ablest’s previously announced merger with Select Acquisition, Inc., an entity wholly-owned by Koosharem Corporation. Koosharem is the holding company of SelectRemedy, which has approximately 280 professional staffing offices throughout North America, focused on delivering human capital workforce solutions in various business sectors.
     The Merger is expected to close promptly. Upon the close of the Merger, Ablest will no longer file periodic reports with the Securities and Exchange Commission and shares of the Company’s common stock will no longer trade on the American Stock Exchange.
Forward-Looking Statements
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the completion of the transaction. These statements are based on the current expectations of management of Ablest Inc.. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied. Additional factors that may affect the future results of Ablest Inc. are set forth in its filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov. Unless required by law, Ablest Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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SOURCE:	Ablest Inc.
CONTACT:	John Horan, Vice President and Chief Financial Officer
813/830-7700 or jhoran@ablest.com